Exhibit 10.5

SERVICES AGREEMENT

This Agreement (“Agreement”) is entered into this 11th day of March, 2009 (the “Effective Date”) by and among Money4Gold Holdings, Inc., a Delaware corporation (“Money4Gold”) and LeadCreations.com, LLC, a Florida Limited Liability Company (“LeadCreations”).

WHEREAS, Money4Gold desires to retain the services of LeadCreations and LeadCreations is willing to accept such service arrangement and render such services, all upon and subject to the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, Money4Gold and LeadCreations agree as follows:

1.

Services.

LeadCreations will provide online marketing and lead generation services and will serve as the Agency of Record for Money4Gold with respect to online lead-generation and Internet marketing.

2.

Compensation.

For the services provided above Money4Gold will pay a fee to LeadCreations according to the terms set forth on Schedule A.

3.

Term.

(a)

This Agreement will become effective as of the date set forth in this Agreement and shall continue for one year (the “Initial Term”), unless terminated for cause as defined in Section 3(b) below.  After the expiration of the Initial Term, this Agreement will automatically renew annually for successive one year terms (such period as it may be renewed, the “Term”) unless written notice of non-renewal is given by either party at least thirty (30) days prior to the end of the Term; or

(b)

Money4Gold may terminate this Agreement for cause if (i) LeadCreations regularly fails to perform the services required of it or (ii) engages in repeated violations of federal and state law which violations may materially and adversely affect Money4Gold. Provided, however, for under clause (i), Money4Gold must first give written notice to LeadCreations and 10 days to cure the alleged conduct. If LeadCreations does not cure the alleged conduct, Money4Gold may terminate this Agreement. Following termination, Money4Gold must pay LeadCreations any sums due it and Sections 5, 6, 7 and 9 shall remain in effect.

4.

Independent Contractor Relationship.

LeadCreations is an independent contractor and except as otherwise disclosed to Money4Gold, its employees and agents will not be employees of Money4Gold. Notwithstanding the foregoing, nothing contained herein shall prevent Hakan Koyuncu from continuing in his capacities at both Money4Gold and LeadCreations.  LeadCreations is not the legal representative of, nor does LeadCreations have the power to obligate Money4Gold for any purpose other than specifically provided in this Agreement.  LeadCreations further acknowledges that the scope of its engagement hereunder does not include any supervisory responsibilities with respect to Money4Gold’s personnel.  LeadCreations expressly acknowledges that the relationship intended to be created by this Agreement is a business relationship based entirely on, and circumscribed by, the express provisions of this Agreement and that no partnership, joint venture, agency, fiduciary or employment relationship is intended or created by reason of this Agreement.

5.

Non-Competition / Non-Solicitation Agreement.

(a)

Competition with Money4Gold.  Until termination of this Agreement, LeadCreations and its affiliates, directly or indirectly, or in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, manager, member or otherwise of or through any person, firm, corporation, partnership, association or other entity (any of the foregoing defined as an “Affiliated Entity’) shall not provide online marketing or lead generation services to any entity which markets, sells or distributes services similar to the services marketed, sold or distributed by Money4Gold (the “Services”); provided, however, the foregoing shall not prohibit LeadCreations from owning up to 5% of the securities of any publicly company provided that LeadCreations is not an employee, director, officer, consultant to such company or otherwise reimbursed for services rendered to such company.

(b)

Competition with LeadCreations.  Until termination of this Agreement, Money4Gold and its affiliates, directly or indirectly, or in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, manager, member or otherwise of or through any person, firm, corporation, partnership, association or other entity (any of the foregoing defined as an “Affiliated Entity’) shall not retain the services of any other entity which provides services similar to the services provided by LeadCreations for the purpose of circumventing LeadCreations or depriving LeadCreations of any compensation it would otherwise be entitled to hereunder as Agency of Record for Money4Gold. This provision shall apply to online lead generation and Internet marketing solely. Further, this provision shall only apply to services provided to or on behalf of Money4Gold.

(c)

Solicitation of Employees.  During the term of this Agreement, neither party, directly or indirectly, including through any Affiliated Entity shall not solicit, hire or contact any employee of the other for the purpose of hiring them or causing them to terminate their employment relationship with the other party.

(d)

No Payment.  Each party acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this Section 5.

(e)

Throughout this Agreement, references to a party shall include its subsidiaries.

6.

Non-Disclosure of Confidential Information.

(a)

Confidential Information. Confidential Information includes, but is not limited to, patents, patent applications and other intellectual property rights, and trade secrets as defined by the common law and statute in Delaware or any future Delaware statute, processes, policies, procedures, techniques including recruiting techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software and source code, information and data relating to the development, research, testing, costs, marketing and uses of the services, budgets and strategic plans, and the identity and special needs of customers, suppliers, databases, data, all technology relating to either party’s businesses, systems, methods of operation, customer lists, customer information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of a party, names, home addresses and all telephone numbers and e-mail addresses of a party’s employees, former employees, clients and former clients.  In addition, Confidential Information also includes the identity of customers and suppliers and the identity of and telephone numbers, e-mail addresses and other addresses of employees or agents of customers who are the persons with whom a party’s employees and agents communicate in the ordinary course of business.  For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act of the recipient, or (ii) information which is lawfully obtained from a third party who did not acquire such confidential information or trade secret, directly or indirectly, from LeadCreations or Money4Gold.

(b)

Confidentiality.  For a period of two (2) years following termination of this Agreement, the Confidential Information shall be held by the recipient in the strictest confidence and shall not, without the prior written consent of the disclosing party, be disclosed to any person other than in connection with this Agreement.  Each party further acknowledges that such Confidential Information as is acquired and used is a special, valuable and unique asset.  The recipient shall exercise all due care and diligent precautions to protect the integrity of Confidential Information and to keep it confidential whether it is in written form, on electronic media or oral.  The recipient shall not copy any Confidential Information except to the extent necessary to its services hereunder nor remove any Confidential Information or copies thereof from the other party’s premises except to the extent necessary to provide services and then only with the authorization of an officer of the disclosing party.  All records, files, materials and other Confidential Information obtained by the recipient in the performance of this Agreement are confidential and proprietary and shall remain the exclusive property of the disclosing party.  The recipient shall not, except in connection with and as required by its performance under this Agreement, for any reason use for its own benefit or the benefit of any person or entity with which it may be associated or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of an officer of the disclosing party.

7.

Indemnification.

LeadCreations shall indemnify and hold Money4Gold, and its officers, directors, employees, and agents, harmless from and against any claims, losses, damages, liabilities, costs or expenses of any nature (including reasonable attorney’s fees) suffered or incurred by any of them to the extent that such are caused by or arise in connection with (i) LeadCreations’ violation of any federal or state laws including the federal CAN-SPAM Act of 2003 or (ii) breach of any representation or warranty given in this Agreement.

Money4Gold shall defend, indemnify, and hold harmless LeadCreations and its respective agents, affiliates, parents, subsidiaries, directors, officers, and employees against any losses, damages, liabilities, costs or expenses of any nature (including reasonable attorney’s fees) relating to or arising out of Money4Gold’s product, service or the content of any advertisement delivered accurately or breach of any representation or warranty given in this Agreement.

8.

Representations and Warranties.

(a)

Organization. Each party is duly organized, validly existing, and in good standing under the laws of the jurisdiction it is organized.

(b)

Authorization of the Agreement. Each party has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such party, enforceable in accordance with its terms and conditions. Each party need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by such party.

(c)

Legal Compliance. Each party represents and warrants that neither any information delivered in support of this Agreement nor its’ performance of this Agreement will infringe on any copyright, patent, trade secret or other proprietary right held by any third party.  The services provided by LeadCreations in this Agreement are in compliance with the federal CAN-SPAM Act of 2003 and all other applicable laws (including but not limited to policies and laws related to spamming, privacy, obscenity, or defamation and child protective email address registry laws). Money4Gold grants LeadCreations a non-exclusive limited license to use, market, display, perform, copy, transmit, and promote its trademarks, service marks and trade names only in connection with publishing or placing media advertisements on behalf of Money4Gold and performing its other advertising and promotional obligations set forth herein.

9.

Equitable Relief.

Money4Gold and LeadCreations recognize that the services to be rendered under this Agreement are special, unique and of extraordinary character, and that in the event of a party’s breach of the terms and conditions of this Agreement or if a party takes any action in violation of Section 5 or Section 6, the other shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction to enjoin the other from breaching the provisions of Section 5 or Section 6.  In such action the aggrieved party shall not be required to plead or prove irreparable harm or lack of an adequate remedy at law or post a bond or any security.

10.

Assignability.

The rights and obligations of each party under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the other party.  Neither party’s obligations hereunder may not be assigned or alienated and any attempt to do so will be void.

11.

Severability.

(a)

Each party expressly agrees that the character, duration and geographical scope of the non-competition provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof.  Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention that this Agreement shall be construed by the court in such a manner as to impose only those restrictions that are reasonable in the light of the circumstances and as are necessary to assure the benefits of this Agreement.  If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

(b)

If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other.  The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provisions were not included.

12.

Notices and Addresses.

All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight delivery, or by facsimile or email followed by Federal Express or similar next business day delivery, as follows:

To Money4Gold:

To LeadCreations:

Money4Gold Holdings, Inc.

LeadCreations.com, LLC

595 South Federal Highway

201 Alhambra Circle

Suite 600

Suite 501

Boca Raton, Florida

Coral Gables, Florida 33134

Attention: Daniel Brauser, President

Facsimile: (954) 208-9862

Facsimile: _____________

or to such other address as either of them, by notice to the other may designate from time to time.  The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery.  Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

13.

Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

14.

Attorney’s Fees.

In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney’s fee, costs and expenses.

15.

Governing Law.

This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, and the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.  The venue for any action related to this Agreement shall be in the state or federal court of competent jurisdiction for Palm Beach County, Florida. This paragraph shall apply to appellate and bankruptcy proceedings as well.

16.

Entire Agreement.

This Agreement constitutes the entire agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against whom enforcement or the change, waiver discharge or termination is sought.

17.

Additional Documents.

The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

18.

Section and Paragraph Headings.

The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, Money4Gold and LeadCreations have executed this Agreement as of the date written above.

COMPANY:

MONEY4GOLD HOLDINGS, INC.

By:	/s/ Daniel Brauser
Daniel Brauser, President

SERVICE PROVIDER:

LeadCreations.com, LLC

By:	/s/ Umut Vardar
Umut Vardar, Manager

SCHEDULE A

Compensation.

As compensation for the services provided by LeadCreations to Money4Gold under the Agreement, Money4Gold will pay LeadCreations a ten percent (10%) markup of LeadCreations’ cost to be capped at $1.50 per lead.